Exhibit 99.1

NEWS RELEASE – For Immediately Release

Corporate Contact:	Investor Relations:

MTS Medication Technologies, Inc.	Porter, LeVay & Rose, Inc.
Michael P. Conroy, CFO	Michael Porter, Investor Relations
Phone: 727-576-6311, Ext. 464	Tom Gibson, Media Relations
Fax: 727-573-1100	Phone: 212-564-4700
ir@mts-mt.com	Fax: 212-244-3075
plrmail@plrinvest.com

MTS MEDICATION TECHNOLOGIES ACQUIRES GERMANY’S CDH CONSILIO

Acquisition gives MTS access to European medication punch card distribution network.

St. Petersburg, Florida – February 6, 2007 – MTS Medication Technologies, Inc. (“MTS”) (AMEX:MPP), an international provider of medication compliance packaging systems, today announced that it has acquired privately held CDH Consilio GmbH in Mühltal, Germany through its subsidiary, MTS International Ltd.

CDH Consilio, a distributor of consumable medication punch cards in Germany, has historically sourced its punch cards from a competitor of MTS. The share purchase agreement provides for MTS International, Ltd. to acquire 100% of the outstanding shares of Consilio for approximately €560,000 (US $1.29 = €1.00). The first installment of the purchase price was approximately €255,000, which was paid at closing. The balance of the purchase price is payable over five years and is contingent upon Consilio achieving certain financial performance benchmarks, including annual revenue growth and maintaining certain gross margin objectives.

Todd E. Siegel, President and Chief Executive Officer, said, “We are very pleased that we have been able to find an expeditious way to enter the German market with our products. Consilio has a fine relationship with customers in Germany who have embraced compliance packaging as a way to deliver medication. We believe that we can easily convert these customers to our punch cards and also begin to introduce our automation solutions into this growing market.”

Siegel continued, “Consilio’s founder, Dr. Anton Haase, has built a well respected and profitable business in Germany with revenue in its most recently ended fiscal year of approximately €580,000. We are optimistic that with his continued involvement we can further penetrate a market that we believe provides significant growth opportunities. In addition, we anticipate Consilio will provide us with another platform from which we can access other parts of Europe as we increase our international focus.”

About the Company
Founded in 1984, MTS Medication Technologies (www.mts-mt.com) is an international provider of medication compliance packaging systems designed to improve medication dispensing and administration. MTS manufactures automated packaging machines and related consumables for prescription medications and nutritional supplements. The Company serves approximately 8,000 pharmacies worldwide.

This press release contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions described above. Forward-looking statements may include, but are not limited to, projections of revenue, income or losses, the value of contracts, capital expenditures, plans for future operations, the elimination of losses under certain programs, financing needs or plans, compliance with financial covenants in loan agreements, plans for sale of assets or businesses, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this discussion, the words “anticipates”, “estimates”, “expects”, “intends”, “plans” and variations thereof and similar expressions are intended to identify forward-looking statements. In particular, all statements regarding future combined operations of Consilio and the Company are forward-looking statements.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. Statements in the Press Release describe factors, among others, that could contribute to or cause such differences.  Other factors that could contribute to or cause such differences include, but are not limited to, unanticipated increases in operating costs, changes in the United Kingdom healthcare regulatory system, problems with integrating Consilio and the Company, labor disputes, customer rejection of any installed OnDemand machine, capital requirements, increases in borrowing costs, product demand, pricing, market acceptance, hurricanes, intellectual property rights and litigation, risks in product and technology development and other risk factors detailed in the Company’s Securities and Exchange Commission filings.

Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.

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